Exhibit 99.1

Supernus to Present at September 2018 Wells Fargo Healthcare Conference

ROCKVILLE, Md., August 29, 2018 — Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases, today announced that the Company’s management will present an overview and update of the Company’s business, and host investor meetings, at the 2018 Wells Fargo Healthcare Conference.

Date: Wednesday, September 5, 2018

Time: 11:25 a.m. ET
Place: The Westin Copley Place, Boston, Mass.

Investors interested in arranging a meeting with the Company’s management during this conference should contact the conference coordinator.

A live webcast of the presentation can be accessed by visiting ‘Events & Presentations’ in the Investor Relations section on the Company’s website at www.supernus.com. An archived replay of these webcasts will be available for 60 days after the conference on the Company’s website.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases. The Company currently markets Trokendi XR® (extended-release topiramate) for the prophylaxis of migraine headache and the treatment of epilepsy, and Oxtellar XR® (extended-release oxcarbazepine) for the treatment of epilepsy. The Company is also developing several product candidates to address large market opportunities in psychiatry, including SPN-810 for the treatment of Impulsive Aggression in ADHD patients and SPN-812 for the treatment of ADHD.

CONTACT:

Jack A. Khattar, President and CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591

Or

Investor Contact:

Peter Vozzo

Westwicke Partners

Office: (443) 213-0505

Mobile: (443) 377-4767

Email: peter.vozzo@westwicke.com